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                                                                     EXHIBIT 5.1

                            [BAER MARKS LETTERHEAD]

                                                                   July 15, 1998

Premier Parks Inc.
11501 Northeast Expressway
Oklahoma City, Oklahoma 73131

    RE: Registration Statement on Form S-8

Gentlemen:

    We have acted as counsel to Premier Parks Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the Employment Agreement dated as of July 31, 1997, between the Company and Kieran
E. Burke (the "Burke Employment Agreement"), the Employment Agreement dated as of July 31, 1997, between the Company and Gary Story (the "Story Employment Agreement"), the Employment Agreement dated as of July 31, 1997, between the Company and James F. Dannhauser (the "Dannhauser Employment Agreement") and the Agreement dated as of June 9, 1998, between the Company and James M. Coughlin (the "Coughlin Agreement," together with the Burke Employment Agreement, the Story Employment Agreement, and the Dannhauser Employment Agreement, collectively, the "Employment Agreements"), Stock Purchase and Warrant Issuance Agreement dated October 16, 1989, between the Company and Kieran E. Burke (the "Burke Agreement") and the Premier Parks Inc. 1993 Stock Option and Incentive Plan (the "1993 Plan"), the Premier Parks Inc. 1995 Stock Option and Incentive Plan (the "1995 Plan"), the Premier Parks Inc. 1996 Stock Option and Incentive Plan (the "1996 Plan"), the Premier Parks Inc. 1998 Stock Option and Incentive Plan (the "1998 Plan" and together with the Employment Agreements, the Burke Agreement, the 1993 Plan, the 1995 Plan and the 1996 Plan, the "Plans") offering an aggregate of 6,255,038 shares of Common Stock (the "Shares"), $.05 par value per share, that may be acquired at the election of the Plans' participants under and pursuant to the Plans (which Shares may consist of shares already issued or newly issued Shares).

    In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

    Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective and any newly issued Shares have been acquired at the election of a participant in accordance with the Plans and paid for as provided therein, said newly issued Shares will be validly issued, fully paid and non-assessable.

    We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York, Delaware General Corporate Law and the federal laws of the United States.
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    We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

    We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.

                                          Very truly yours,
                                          BAER MARKS & UPHAM LLP

JJR:LJL:MLP